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                                                                    EXHIBIT 21.1

                 MEDICAL DEFENSE HOLDING CO. AND SUBSIDIARIES

                          SUBSIDIARIES OF REGISTRANT



                                                                                          % of Voting Securities
                                                                Jurisdiction of                Owned by its
     Name of Corporation                                        Incorporation               Immediate Parent
     -------------------                                        ---------------           ----------------------
Medical Defense Associates...............................          Missouri                        100%

Medical Defense Services Corp............................          Missouri                        100%

Medical Defense Insurance Company........................          Missouri                        100%
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